AMENDMENT TO CUSTODY AGREEMENT

     This Amendment to the Custody Agreement (defined below) is made as of October 1, 2013 by and between each investment company identified on Schedule 1 hereto, as such Schedule may be amended from time to time (each such investment company and each investment company made subject to the Custody Agreement in accordance with Section 10.12 thereof, the "Fund"), and The Bank of New York Mellon (the "Custodian"). Capitalized terms used in this Amendment without definition shall have the respective meanings given to such terms in the Custody Agreement.

     WHEREAS, the Fund and the Custodian entered into a Custody Agreement dated as of January 1, 2011 (as amended, restated, supplemented or otherwise modified, the "Custody Agreement"); and

     WHEREAS, the Fund and Dreyfus Transfer, Inc. ("DTI") entered into a Transfer Agency Agreement dated as of May 29, 2012 (as amended, restated, supplemented or otherwise modified), pursuant to which DTI performs or will perform, among other services, certain cash management and related services.

     NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, the parties hereby agree to amend the Custody Agreement, pursuant to the terms thereof, as follows:

I.	Section 6.2 of the Custody Agreement is hereby deleted in its entirety and replaced with the following:

"6.2 Shareholder Draft Processing Agreement; Transfer Agency Agreement.

With regard to any Fund that is not a closed-end Fund, the parties acknowledge that their respective obligations with regard to the redemption of shares in connection with the processing of shareholder redemption drafts issued by certain Funds are set forth in a Shareholder Draft Processing Agreement between the Fund and the Custodian, dated as of October 1, 2013 (as amended, restated, supplemented or otherwise modified). Other matters relating to obligations with regard to the sale and redemption of shares issued by the Fund, and the payment of Fund dividends and distributions, are set forth in a Transfer Agency Agreement between the Fund and Dreyfus Transfer, Inc. dated as of May 29, 2012 (as amended, restated, supplemented or otherwise modified)."

II. The parties hereby acknowledge that the reference to "Schedule A" in the Custody Agreement that appears above the signature line for the authorized officer of the Funds is understood to refer to Schedule 1 thereto, which is replaced by Schedule 1 hereto.

III. CONTINUING AGREEMENT. Except as expressly amended by this Amendment, the provisions of the Custody Agreement shall remain in full force and effect.

IV. NEW YORK LAW TO APPLY. This Amendment shall be construed in accordance with and governed by the substantive laws of the state of New York without regard to its conflicts of law provisions.

V. COUNTERPARTS. This Amendment may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same Amendment.

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and behalf by its duly authorized representative as of the date first above written.

THE BANK OF NEW YORK MELLON		THE FUNDS LISTED ON SCHEDULE 1
OTHER THAN BNY MELLON FUNDS
TRUST

By: /s/ Kelly Carroll		By:	/s/ Bradley J. Skapyak
Name:	Kelly Carroll		Name:	Bradley J. Skapyak
Title:	Vice President		Title:	President

BNY MELLON FUNDS TRUST

		By:	/s/ David K. Mossman
			Name:	David K. Mossman
			Title:	President

SCHEDULE 1

FUNDS

Name of Fund
and each Series of the Fund (if any)

Advantage Funds, Inc.

     Dreyfus Global Absolute Return Fund Dreyfus Global Dynamic Bond Fund Dreyfus Global Real Return Fund Dreyfus International Value Fund Dreyfus Opportunistic Midcap Value Fund (formerly, Dreyfus Midcap Value Fund) Dreyfus Opportunistic Small Cap Fund (formerly, Dreyfus Small Company Value Fund) Dreyfus Opportunistic U.S. Stock Fund Dreyfus Strategic Value Fund Dreyfus Structured Midcap Fund Dreyfus Technology Growth Fund Dreyfus Total Emerging Markets Fund Global Alpha Fund BNY Mellon Funds Trust BNY Mellon Asset Allocation Fund (formerly, BNY Mellon Balanced Fund) BNY Mellon Bond Fund BNY Mellon Corporate Bond Fund BNY Mellon Emerging Markets Fund BNY Mellon Focused Equity Opportunities Fund BNY Mellon Income Stock Fund BNY Mellon Intermediate Bond Fund BNY Mellon International Appreciation Fund BNY Mellon International Fund BNY Mellon International Equity Income Fund BNY Mellon Large Cap Market Opportunities Fund BNY Mellon Large Cap Stock Fund

     BNY Mellon Massachusetts Intermediate Municipal Bond Fund BNY Mellon Money Market Fund BNY Mellon Mid Cap Multi-Strategy Fund (formerly, BNY Mellon Mid Cap Stock Fund) BNY Mellon Municipal Opportunities Fund BNY Mellon National Intermediate Municipal Bond Fund BNY Mellon National Municipal Money Market Fund BNY Mellon National Short-Term Municipal Bond Fund BNY Mellon New York Intermediate Tax-Exempt Bond Fund BNY Mellon Pennsylvania Intermediate Municipal Bond Fund BNY Mellon Short-Term U.S. Government Securities Fund BNY Mellon Small Cap Multi-Strategy Fund (formerly, BNY Mellon Small Cap Stock Fund) BNY Mellon Small/Mid Cap Fund BNY Mellon Tax-Sensitive Large Cap Multi Strategy Fund CitizensSelect Funds CitizensSelect Prime Money Market Fund CitizensSelect Treasury Money Market Fund

     Schedule 1 - 1 Dreyfus Appreciation Fund, Inc. Dreyfus BASIC Money Market Fund, Inc. Dreyfus Bond Funds, Inc.

     Dreyfus Municipal Bond Fund Dreyfus Cash Management Dreyfus Floating Rate Income Fund The Dreyfus Fund Incorporated Dreyfus Funds, Inc.

     Dreyfus Mid-Cap Growth Fund Dreyfus Government Cash Management Funds Dreyfus Government Cash Management Dreyfus Government Prime Cash Management Dreyfus Growth and Income Fund, Inc.

Dreyfus High Yield Strategies Fund (closed-end fund) Dreyfus Index Funds, Inc.

     Dreyfus International Stock Index Fund Dreyfus S&P 500 Index Fund Dreyfus Smallcap Stock Index Fund Dreyfus Institutional Cash Advantage Funds Dreyfus Institutional Cash Advantage Fund Dreyfus Institutional Preferred Money Market Funds Dreyfus Institutional Preferred Money Market Fund Dreyfus Institutional Preferred Plus Money Market Fund Dreyfus Institutional Reserves Funds Dreyfus Institutional Reserves Treasury Prime Fund Dreyfus Institutional Reserves Treasury Fund Dreyfus Institutional Reserves Money Fund Dreyfus Intermediate Municipal Bond Fund, Inc.

Dreyfus International Funds, Inc. Dreyfus Brazil Equity Fund Dreyfus Emerging Markets Fund Dreyfus Investment Grade Funds, Inc.

     Dreyfus Inflation Adjusted Securities Fund Dreyfus Intermediate Term Income Fund Dreyfus Short Term Income Fund Dreyfus Investment Funds

     Dreyfus/The Boston Company Small Cap Value Fund Dreyfus/The Boston Company Small Cap Growth Fund Dreyfus/The Boston Company Small/Mid Cap Growth Fund Dreyfus/The Boston Company Emerging Markets Core Equity Fund Dreyfus/Standish Global Fixed Income Fund Dreyfus/Standish Intermediate Tax Exempt Bond Fund Dreyfus/Newton International Equity Fund Dreyfus Investment Portfolios Core Value Portfolio MidCap Stock Portfolio Small Cap Stock Index Portfolio Technology Growth Portfolio The Dreyfus/Laurel Funds, Inc.

Dreyfus AMT-Free Municipal Reserves Dreyfus BASIC S&P 500 Stock Index Fund Dreyfus Bond Market Index Fund Dreyfus Core Equity Fund Dreyfus Disciplined Stock Fund

     Schedule 1 - 2 Dreyfus Money Market Reserves

Dreyfus Opportunistic Emerging Markets Debt Fund Dreyfus Opportunistic Fixed Income Fund (formerly, Dreyfus Strategic Income Fund) Dreyfus Tax Managed Growth Fund Dreyfus U.S. Treasury Reserves

The Dreyfus/Laurel Funds Trust

     Dreyfus Emerging Markets Debt Local Currency Fund Dreyfus Equity Income Fund Dreyfus Global Equity Income Fund Dreyfus High Yield Fund Dreyfus International Bond Fund The Dreyfus/Laurel Tax-Free Municipal Funds Dreyfus BASIC New York Municipal Money Market Fund Dreyfus Liquid Assets, Inc.

Dreyfus Manager Funds I

     Dreyfus Research Long/Short Equity Fund Dreyfus Manager Funds II

     Dreyfus Balanced Opportunity Fund Dreyfus Midcap Index Fund, Inc.

Dreyfus Municipal Bond Infrastructure Fund, Inc. (closed-end fund) Dreyfus Municipal Cash Management Plus Dreyfus Municipal Funds, Inc.

     Dreyfus AMT-Free Municipal Bond Fund Dreyfus BASIC Municipal Money Market Fund Dreyfus High Yield Municipal Bond Fund Dreyfus Municipal Income, Inc. (closed-end fund) Dreyfus Municipal Money Market Fund, Inc. Dreyfus New Jersey Municipal Bond Fund, Inc. Dreyfus New Jersey Municipal Money Market Fund, Inc. Dreyfus New York AMT-Free Municipal Money Market Fund Dreyfus New York AMT-Free Municipal Bond Fund Dreyfus New York Municipal Cash Management Dreyfus New York Tax Exempt Bond Fund, Inc.

Dreyfus Opportunity Funds

Dreyfus Natural Resources Fund

Dreyfus Premier California AMT-Free Municipal Bond Fund, Inc. Dreyfus California AMT-Free Municipal Bond Fund Dreyfus Premier GNMA Fund, Inc.

Dreyfus GNMA Fund

Dreyfus Premier Investment Funds, Inc. Dreyfus Diversified International Fund Dreyfus Emerging Asia Fund Dreyfus Global Real Estate Securities Fund Dreyfus Greater China Fund Dreyfus India Fund Dreyfus Large Cap Growth Fund Dreyfus Large Cap Equity Fund Dreyfus Satellite Alpha Fund Dreyfus Premier Short-Intermediate Municipal Bond Fund Dreyfus Short-Intermediate Municipal Bond Fund Dreyfus Premier Worldwide Growth Fund, Inc.

     Dreyfus Worldwide Growth Fund Dreyfus Research Growth Fund, Inc.

     Schedule 1 - 3 Dreyfus Short-Intermediate Government Fund The Dreyfus Socially Responsible Growth Fund, Inc. Dreyfus State Municipal Bond Funds Dreyfus Connecticut Fund Dreyfus Massachusetts Fund Dreyfus Pennsylvania Fund Dreyfus Stock Funds Dreyfus International Equity Fund

     Dreyfus Small Cap Equity Fund Dreyfus Stock Index Fund, Inc.

Dreyfus Strategic Municipal Bond Fund, Inc. Dreyfus Strategic Municipals, Inc.

Dreyfus Tax Exempt Cash Management Funds

     Dreyfus California AMT-Free Municipal Cash Management Dreyfus New York AMT-Free Municipal Cash Management Dreyfus Tax Exempt Cash Management The Dreyfus Third Century Fund, Inc.

Dreyfus Treasury & Agency Cash Management Dreyfus Treasury Prime Cash Management Dreyfus 100% U.S. Treasury Money Market Fund Dreyfus U.S. Treasury Intermediate Term Fund Dreyfus U.S. Treasury Long Term Fund Dreyfus Variable Investment Fund Appreciation Portfolio Opportunistic Small Cap Fund (formerly, Developing Leaders Portfolio) Growth and Income Portfolio International Equity Portfolio International Value Portfolio Money Market Portfolio Quality Bond Portfolio Dreyfus Worldwide Dollar Money Market Fund, Inc. General California Municipal Money Market Fund General Government Securities Money Market Funds, Inc.

     General Government Securities Money Market Fund General Treasury Prime Money Market Fund General Money Market Fund, Inc.

General Municipal Money Market Funds, Inc. General Municipal Money Market Fund General New York Municipal Money Market Fund Strategic Funds, Inc.

Dreyfus Active MidCap Fund Dreyfus Conservative Allocation Fund Dreyfus Growth Allocation Fund Dreyfus Moderate Allocation Fund

Dreyfus Select Managers Small Cap Growth Fund Dreyfus Select Managers Small Cap Value Fund Dreyfus U.S. Equity Fund Global Stock Fund International Stock Fund

Schedule 1 – 4